UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2016

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 706-2960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 25, 2016, TransDigm Group Incorporated (“TransDigm Group”) issued a press release (the “Press Release”) relating to the proposed offering of $950 million aggregate principal amount of senior subordinated notes due 2026 (the “Notes”) by TransDigm Inc., its wholly-owned subsidiary, pursuant to a confidential offering memorandum (the “Offering Memorandum”) in a private placement under Rule 144A and Regulation S of the Securities Act of 1933 (the “Securities Act”). Additionally, on or before the date of the closing of TransDigm’s acquisition of the stock of ILC Holdings, Inc., the parent Company to Data Device Corporation (the “DDC Acquisition”), TransDigm Inc. expects to enter into definitive documentation pursuant to which, among other things, TransDigm Inc. will incur up to $950 million in term loans, of which, up to $450 million may take the form of delayed draw term loans (the “Delayed Draw Term Loans”), increase the commitments under the U.S. Dollar-denominated tranche of its revolving credit facility by up to $50 million and extend the maturity date of its revolving credit facility to February 28, 2020. Borrowings under the Delayed Draw Term Loans will be conditioned upon, among other things, the closing of the DDC Acquisition. TransDigm Inc. intends to use a portion of the net proceeds from the offering of the Notes and the term loans to fund the purchase price for the DDC Acquisition and for general corporate purposes, including potential future acquisitions or dividends. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

$450 million in aggregate principal amount of the Notes will be subject to a special partial mandatory redemption at a redemption price of 100% of the issue price of the Notes, plus accrued and unpaid interest, if (a) the DDC Acquisition is not consummated, or the purchase agreement for the DDC Acquisition is terminated, on or prior to October 22, 2016 or (b) TransDigm Inc. announces that it will not pursue the consummation of the DDC Acquisition.

In the Offering Memorandum, the Company discloses pro forma net sales and pro forma EBITDA As Defined of $3,289 million and $1,477 million, respectively, for the twelve months ended April 2, 2016. These amounts reflect the Company’s estimates that if certain acquisitions, including the DDC Acquisition, had closed at the beginning of that period, the transactions would have contributed additional net sales and EBITDA As Defined of approximately $289 million and $113 million, respectively, for the twelve-month period ended April 2, 2016. See Exhibit 99.2 to this Current Report on Form 8-K for a reconciliation of net income to EBITDA, EBITDA As Defined and Pro Forma EBITDA As Defined.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Neither the Press Release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information in this Current Report on Form 8-K and in the Press Release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being furnished with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release

99.2	Reconciliation of Net Income to EBITDA, EBITDA As Defined and Pro Forma EBITDA As Defined

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Terrance M. Paradie
	Name:	Terrance M. Paradie
	Title:	Executive Vice President and Chief Financial Officer

Dated: May 25, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release

99.2	Reconciliation of Net Income to EBITDA, EBITDA As Defined and Pro Forma EBITDA As Defined